AMENDMENT TO THE FUND ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

THIS AMENDMENT to the Fund Administration and Accounting Services Agreement (this “Amendment”) is entered into as of March 6, 2026, by and between CLEARWATER INVESTMENT TRUST (the “Trust”), a business trust organized under the laws of the Commonwealth of Massachusetts, and THE NORTHERN TRUST COMPANY (“Northern”), an Illinois company with its principal place of business at 50 South LaSalle Street, Chicago, Illinois 60603.

WHEREAS, Northern provides certain services to the Trust pursuant to the Fund Administration and Accounting Services Agreement, dated as of December 3, 2010 (as amended, restated or otherwise modified from time to time prior to the date hereof, the “Agreement”); and

WHEREAS, in addition to the provisions contained in the Agreement, effective as of the date hereof, the Trust and Northern wish to make certain amendments to the Agreement.

NOW THEREFORE, in consideration of the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS; INTERPRETATION.

(a)	Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

(b)	The headings to the clauses of this Amendment shall not affect its interpretation.

2. AMENDMENTS.

(a)	As of the date of this Amendment, the preamble to the Agreement is amended by replacing the preamble in its entirety with the following.

AGREEMENT made as of December 3, 2010 by and between Clearwater Investment Trust (the “Trust”), a Massachusetts business trust, on behalf of each of its series identified in Schedule B hereto, and The Northern Trust Company (“Northern”), an Illinois corporation.

(b)	As of the date of this Amendment, the second WHEREAS clause to the Agreement is amended by replacing such WHEREAS clause in its entirety with the following.

WHEREAS, the Trust wishes to retain Northern to provide fund accounting and administration services with respect to each of its series (the “Funds”) identified in Schedule B (as may be updated from time to time with a new Schedule B signed by the Trust and Northern), and Northern is willing to furnish such services;

(c)	Effective as of the date of this Amendment, the Agreement is amended by inserting the attached Schedule B (Funds) as a new Schedule B (Funds) to the Agreement.

3. GOVERNING LAW. This Amendment shall be construed and the substantive provisions hereof interpreted under and in accordance with the laws of the State of Illinois.

4. MISCELLANEOUS. This Amendment may be executed in any number of counterparts, each of which will be deemed an original, but all of which taken together shall constitute one single agreement between the parties. Any such counterpart, to the extent delivered by means of a facsimile machine or by .pdf, .tif, .gif, .jpg or similar attachment to electronic mail or by means of DocuSign® or other electronic signature, shall be treated in all manner and respects as an original executed counterpart. Each DocuSign® or other electronic, faxed, scanned or photocopied manual signature shall for all purposes have the same validity, legal effect and admissibility in evidence as an original manual signature and the parties hereby waive any objection to the contrary. Except as provided herein, this Amendment may not be amended or otherwise modified except in writing signed by all the parties hereto.

5. EFFECT OF AMENDMENT. All other terms and conditions set forth in the Agreement shall remain unchanged and in full force and effect. On and after the date hereof, each reference to the Agreement in the Agreement and all schedules thereto shall mean and be a reference to the Agreement as amended by this Amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year written above.

CLEARWATER INVESTMENT TRUST

By:	/s/ Justin Weyerhaeuser
Name:	Justin Weyerhaeuser
Title:	President & Treasurer

Initial

/s/ NG

Examined as to Form

THE NORTHERN TRUST COMPANY

By:	/s/ Amanda Shannon
Name:	Amanda Shannon
Title:	Vice President

SCHEDULE B

to

Fund Administration and Accounting Services Agreement, dated as of December 3, 2010

Funds

Dated: March 6, 2026

Clearwater Core Equity Fund

Clearwater International Fund

Clearwater Select Equity Fund

Clearwater Tax-Exempt Bond Fund

CLEARWATER INVESTMENT TRUST	THE NORTHERN TRUST COMPANY

By: /s/ Justin Weyerhaeuser	By: /s/ Amanda Shannon
Name: Justin Weyerhaeuser	Name: Amanda Shannon
Title: President & Treasurer	Title: Vice President

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